   As Filed With the Securities and Exchange Commission on September 25, 1998

                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            MICRO GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                         95-2621545
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)


                   14711 Bentley Circle, Tustin, CA 92780-7226
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                            1998 STOCK INCENTIVE PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                   ----------

                                M'Liss Jones Kane
                          Vice President and Secretary
                            Micro General Corporation
                   14711 Bentley Circle, Tustin, CA 92780-7226
                     (Name and address of agent for service)
                                 (714) 731-0557
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             J. Michael Vaughn, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000


                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                        Proposed Maximum    Proposed Maximum
Title of Securities    Amount To Be         Offering           Aggregate         Amount of
 To Be Registered     Registered(1)    Price Per Share(2)  Offering Price(2)  Registration Fee
----------------------------------------------------------------------------------------------
   Common Stock,
   $.05 par value   1,227,250(3) shares      $4.83            $5,923,345         $1,747.39

   Common Stock,
   $.05 par value     272,750(3) shares      $3.75            $1,022,813         $  301.73

   Common Stock,
   $.05 par value     800,000(4) shares      $3.75            $3,000,000         $  885.00
===============================================================================================

(1) Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1998 Stock Incentive Plan (the "Incentive Plan") and the 1998 Employee Stock Purchase Plan (the "Purchase Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of the 272,750 shares of Common Stock and 800,000 shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the bid and the asked prices reported by the over-the-counter market for the Common Stock on September 18, 1998, which was $3.75 per share. The calculation of the registration fee for the 1,227,250 shares of Common Stock already granted under stock option agreements is based on the weighted average exercise price at the date of grant which is $4.83.

(3) Issuable pursuant to the Incentive Plan.

(4) Issuable pursuant to the Purchase Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Micro General Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998;

         (c) The Company's Current Report on Form 8-K dated May 14, 1998, as amended; and

         (d) The description of the Registrant's common stock, par value $.05 per share (the "Common Stock"), contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation eliminates the liability of the Registrant's directors for monetary damages for breach of fiduciary duty as directors to the maximum extent provided by Delaware Law. The Registrant's Bylaws provide that the Registrant shall indemnify its officers, directors and persons who are or were serving as officers or directors of another entity at the request of the Corporation to the maximum extent permitted by Delaware Law.

         Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

   Number   Description
   ------   -----------
    4.1     1998 Stock Incentive Plan.

    4.2     1998 Employee Stock Purchase Plan.

    5.1     Opinion of Stradling Yocca Carlson & Rauth.

   23.2 Consent of KPMG Peat Marwick LLP, independent auditors, with respect to the financial statements of ACS Systems, Inc.

   23.3 Consent of Stradling Yocca Carlson & Rauth (included in the Opinion filed as Exhibit 5.1).

   24.1     Power of Attorney (included on the signature page).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

]
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on the 23rd day of September, 1998.


                                             MICRO GENERAL CORPORATION


                                             By: /s/ Patrick F. Stone
                                                -----------------------
                                                Patrick F. Stone
                                                Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Micro General Corporation, do hereby make, constitute and appoint William P. Foley, II, Patrick F. Stone and S. Bruce Crair, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                               Title                        Date
         ---------                               -----                        ----


  /s/ William P. Foley, II             Chairman of the Board           September 23, 1998
--------------------------------
      William P. Foley, II


    /s/ Patrick F. Stone              Chief Executive Officer
---------------------------------           and Director               September 23, 1998
        Patrick F. Stone           (Principal Executive Officer)


     /s/ Anthony J. Park          Vice President, Chief Financial
---------------------------------      Officer and Treasurer
         Anthony J. Park          (Principal Financial Officer and     September 23, 1998
                                   Principal Accounting Officer)


---------------------------------             Director                 September __, 1998
         S. Bruce Crair

   /s/ Thomas E. Pistilli
---------------------------------             Director                 September 23, 1998
       Thomas E. Pistilli

    /s/ Richard F. Pickup
---------------------------------             Director                 September 21, 1998
        Richard F. Pickup

     /s/ Carl A. Strunk
---------------------------------             Director                 September 23, 1998
         Carl A. Strunk


---------------------------------             Director                 September __, 1998
        George E. Olenik


---------------------------------             Director                 September __, 1998
        John R. Snedegar

                                  EXHIBIT INDEX

Exhibit
Number                 Description
-------                -----------

   4.1      1998 Stock Incentive Plan.

   4.2      1998 Employee Stock Purchase Plan.

   5.1      Opinion of Stradling Yocca Carlson & Rauth.

  23.2 Consent of KPMG Peat Marwick LLP, independent auditors, with respect to the financial statements of ACS Systems, Inc.

  23.3 Consent of Stradling Yocca Carlson & Rauth (included in the Opinion filed as Exhibit 5.1).

  24.1      Power of Attorney (included on the signature page).